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EXHIBIT 21


Subsidiaries of Registrant


The following subsidiaries are direct or indirect subsidiaries of the Company:


VBI Inc., a Delaware corporation
Golf Card International Corp., a Delaware corporation
Camp Coast to Coast, Inc., a Delaware corporation
Golf Card Resort Services, Inc., a Delaware corporation
TL Enterprises, Inc., a Delaware corporation
Golf Card Holding Corporation, a Delaware corporation
GSS Enterprises, Inc., a Delaware corporation
FEDCOR, Inc., a Delaware corporation (formerly National Association for Female Executives, Inc.)
Woodall Publications Corporation, a Delaware corporation
AGI Properties of Colorado, Inc., a Delaware corporation
Affinity Bank, a California corporation
Affinity Group Thrift Holding Corporation, a Delaware corporation
Affinity Road and Travel Club, Inc., a Delaware corporation
Affinity Brokerage, Inc., a Delaware corporation
ART Holding Corp., a Delaware corporation
Camping Realty, Inc., a Kentucky corporation
Camping World, Inc., a Kentucky corporation
CWI, Inc., a Kentucky corporation
CW Michigan, Inc., a Delaware corporation
Ehlert Publishing Group, Inc., a Minnesota corporation
Exposition Group, Inc., a Minnesota corporation
AGI Real Estate Holding, Inc., a Delaware corporation

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